Exhibit 10.4

SECURITY AGREEMENT – DEPOSIT ACCOUNT

THIS SECURITY AGREEMENT – DEPOSIT ACCOUNT (this “Agreement” or “Security Agreement”), dated July 11, 2022, is entered into by and between ZONED ARIZONA PROPERTIES LLC, an Arizona limited liability company (“Grantor” or “Borrower”), with an address of 8360 E. Raintree Dr, Ste. 230, Scottsdale, AZ 85260 and EAST WEST BANK, a California corporation (the “Secured Party” or “Lender”), as follows:

Recitals

A. Secured Party has agreed to make certain advances of money and to extend certain financial accommodations (the “Loan”) to Borrower in the amounts and manner set forth in that certain Loan Agreement by and among Borrower and Secured Party dated approximately even date herewith (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement.").

B. Secured Party is willing to make the Loan to Borrower, but only upon the condition, among others, that Grantor grant to Secured Party a continuing security interest in the collateral set forth below.

Agreement

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

1.	SECURITY INTEREST.

1.1. Grant of Security. As security for the prompt and complete payment and performance in full by Borrower, together with all fees and other charges for which Borrower may be responsible or liable pursuant to the Loan Agreement, including any Obligations (as such term is defined in the Loan Agreement), and any of its remedies of Secured Party under the Loan Agreement (the “Secured Obligations”), Grantor hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party a lien on and security interest in its Collateral.

1.2. “Collateral” shall mean the following described account (“Account”): account number 8420010178 maintained with Secured Party, together with (a) all interest whether now accrued or hereafter accruing; (b) all additional deposits hereafter made to the Account, (c) any and all proceeds from the Account, and

(d) all renewals, replacements, and substitutions for any of the foregoing.

1.3. Continuing Agreement. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the performance in full of the Secured Obligations.

1.4. Termination. Upon the satisfaction of the Secured Obligations, this Agreement shall automatically be null and void and have no further force and effect without any action on the part of any party.

1.5. Other Obligations of Grantor. The obligations secured hereunder are separate and apart from any other obligations Grantor may have to Lender in its capacity from time to time as a direct borrower.

2.	PERFECTION OF SECURITY INTEREST.

2.1. Authorization to File Financing Statements. Grantor authorizes Secured Party to file all such financing statements pursuant to the Uniform Commercial Code or similar filings as in effect from time to time in Arizona (the “UCC”), or other notices appropriate under applicable law.

2.2. Collateral Covenants. To further insure the attachment, perfection and priority of, and the ability of the Secured Party to enforce the Secured Party’s security interest in the Collateral, Grantor agrees to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection, and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, including, without limitation, (a) authorizing and, where appropriate, filing financing statements and amendments relating thereto under the UCC, (b) complying with any provision of any statute, regulation or treaty of the United States, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) obtaining governmental and other third party waivers, consents, and approvals in form and substance satisfactory to the Secured Party, and (d) taking all actions under any other law, as reasonably determined by the Secured Party to be applicable.

3.	REPRESENTATIONS AND WARRANTIES.

3.1. Validity. The security interest in the Collateral granted to the Secured Party hereunder constitutes and shall continue to constitute a legal and valid security interest in the Collateral. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor, and Grantor’s articles of organization and operating agreement do not prohibit any term or condition of this Agreement.

3.2. Other Liens. Grantor is the sole owner of the Collateral, is in possession and control of the Collateral and except for the liens granted hereunder or previously granted to the Secured Party, Grantor has granted no other liens on the Collateral.

3.3. Due Authorization; No Conflict. The execution, delivery, and performance of this Agreement is within Grantor’s powers, has been duly authorized, and is not in conflict with nor constitutes a breach of any provision contained in Grantor’s articles of organization or operating agreement, nor will it constitute an event of default under any material agreement to which Grantor is a party or by which Grantor is bound. Except as previously disclosed to Lender in writing, Grantor is not in default under any material agreement to which it is a party or by which it is bound.

3.4. Representations. Grantor has duly executed and delivered this Security Agreement, and this Security Agreement constitutes the legal, valid and binding obligation of Grantor.

3.5. Full Disclosure. No representation, warranty or other statement made by Grantor in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

4. COVENANTS. At any time and from time to time Grantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

5.	EVENTS OF DEFAULT.

5.1. Event of Default. Each of the following shall constitute an event of default under this Agreement:

a) The occurrence or continuance of any act or event that gives Secured Party a right to make demand for payment or performance under the Loan Agreement, subject to any notice or cure periods provided for in the Loan Agreement.

b) Any breach or violation of the Representations and Warranties set forth herein.

c) The granting of any other lien on the Collateral granted herein (excepting any lien in favor of Secured Party).

d) Any statement made or furnished to Secured Party by Grantor or on Grantor’s behalf that is materially false or misleading in any material respect.

e) The failure of this Agreement or any related document to create a valid and perfected security interest or lien in the Collateral at any time.

6.	MISCELLANEOUS.

6.1. Definitions. Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

6.2. Waiver. No course of dealing or usage of trade, and no oral or written representations or agreement, between Grantor and the Secured Party, whether or not relied on or acted upon, and no act, delay or omission by Secured in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The giving of notice or a demand by the Secured Party at any time shall not operate as a waiver in the future of the Secured Party’s right to exercise any right or remedy without notice or demand. The Secured Party may remedy any default by Grantor in any reasonable manner, without waiving the default remedied, and without waiving any other prior or subsequent default by Grantor.

6.3. Amendment. This Agreement may be amended or modified only by a writing signed by the parties hereto and any provision hereof may be waived only by a writing signed by the Secured Party.

6.4. Severability. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

6.5. Assignment. The benefits of this Security Agreement shall inure to the benefit of the successors and assigns of the Secured Party. The rights and obligations of Grantor under this Security Agreement shall not be assigned or delegated, by operation of law or otherwise, without the prior consent of the Secured Party, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by Grantor.

6.6. Headings. The headings contained herein shall be for convenience of reference only and shall not have any bearing in the meaning of the provisions contained herein.

6.7. Notice. Any notice, instruction, or communication required or permitted to be given under this Security Agreement shall be in writing (which may include telex, telegram, telecopier, electronic mail or other similar form of reproduction followed by a mailed hard copy) and shall be deemed given when actually received at the party’s address listed in the first paragraph of this Security Agreement. Each party shall make an ordinary, good faith effort to ensure that the person to be given notice actually receives such notice. Either Party may change its address by providing written notice to the other Party. Notwithstanding the foregoing, any notice by Lender given in the manner set forth in the Loan Agreement shall be deemed an effective notice hereunder.

7.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.

7.1 Choice of Law, Venue and Jury Trial Waiver. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL PARTIES TO THIS AGREEMENT HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

7.2 Judicial Reference. If the waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, who shall be a retired state or federal court judge, mutually selected by the parties or, if they cannot agree, then any party may seek to have a private judge appointed in accordance with California Code of Civil Procedure §§ 638 and 640 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts). The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

The parties agree that time is of the essence in conducting the referenced proceedings. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain prompt and expeditious resolution of the dispute or controversy in accordance with the terms hereof. The costs shall be borne equally by the parties.

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IN WITNESS WHEREOF, the undersigned have executed this Security Agreement on the date first set forth above.

SECURED PARTY:

EAST WEST BANK

By:	/s/
Name:
Title:

GRANTOR:

ZONED ARIZONA PROPERTIES, LLC

By:	Zoned Properties, Inc.
Its: Member

By:	/s/ Bryan McLaren
Bryan McLaren
Its: Chief Executive Officer